CreativeRealities

NASDAQ: CREX

2020 YEAR END RESULTS

March 10, 2021

FORWARD LOOKING STATEMENTS

This presentation contains certain statements that are deemed "forward-looking statements" under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and includes, among other things, discussions of our business strategies, future operations and capital resources. Words such as “may,” “likely,” “anticipate,” “expect,” “intend,” “plans,” “seeks,” will,” should,” “future,” “propose,” “believe” and variations of these words or similar expressions (or the negative versions of such words or expressions) indicate forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company, that could cause our projections, actual results or outcomes to differ materially from those discussed in the forward-looking statements. Some of these risks are discussed in the “Risk Factors” section contained in Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2020, available at sec.gov. Important factors, among others, that may affect actual results or outcomes include: our strategy for customer retention, growth, product development, market position, financial results and reserves our ability to meet Nasdaq's continued listing standards; our ability to execute on our business plan; our ability to retain key personnel; potential litigation; and general economic and market conditions impacting demand for our products and services, including those as a result of the COVID-19 pandemic. These forward-looking statements speak only as of the date of this presentation. Creative Realities assumes no obligation and does not intend to update these forward-looking statements. Archived materials are provided for reference by Creative Realities on our website. Except where required by law, Creative Realities assumes no obligation to update forward-looking statements, including any updates to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

USE OF NON-GAAP MEASURES

Creative Realities, Inc. prepares its consolidated financial statements in accordance with United States generally accepted accounting principles ("GAAP"). In addition to disclosing financial results prepared in accordance with GAAP, this presentation discloses non-GAAP information regarding "EBITDA" and "Adjusted EBITDA." CRI defines "EBITDA" as earnings before interest, income taxes, depreciation and amortization of intangibles. CRI defines "Adjusted EBITDA" as EBITDA excluding stock-based compensation, fair value adjustments and both cash and non-cash non-recurring gains and charges. EBITDA and Adjusted EBITDA are not measures of performance defined in accordance with GAAP. However, EBITDA and Adjusted EBITDA are used internally in planning and evaluating the Company's operating performance. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the Company's operations that, when coupled with the GAAP results, provides a more complete understanding of the Company's financial results, and highlights trends in CRI's business that may not otherwise be apparent when relying solely on GAAP measures.

EBITDA and Adjusted EBITDA should not be considered as an alternative to net income/(loss), operating income (loss) or any other performance measure derived in accordance with GAAP, or as measures of operating results or liquidity. Our calculation of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies, and the measures exclude financial information that some may consider important in evaluating the Company's performance. A reconciliation of GAAP net income/(loss) to EBITDA and Adjusted EBITDA is included in the Appendix.

Quick Industry Facts

- The pandemic was a setback for the industry's consistent annual growth and momentum.
- Time outside of the home has decreased globally as a result of social distancing, quarantining and other COVID-related measures.

2020 Actual Reported Revenue Decline for Largest Public OOH Operators

(% Represents Year over Year Revenue Decline)



Clear Channel Outdoor
JCDecaux
Lamar
OUTFRONT Media
(31%)
(41%)
(11%)
(31%)
Source: Listed company public filings, as provided by PJ Solomon

CreativeRealities

2020 HIGHLIGHTS

- January 2020:
  - Added Mike McKim as VP of Operations
  - Changed auditors to a "Big 4" provider: Deloitte & Touche, LLP
- March 2020:
  - Enacted cost control activities, resulting in reductions to our core operating expenses from $3.6 million in 1Q20 to $2.6[1] million in 4Q20, a 26% reduction that was effectively fully implemented by June 2020.

    [1](excluding non-cash share-based compensation expenses)
- 2Q 2020:
  - Bankruptcy of a theater customer ~$500k; significant recovery in 1Q21
  - Received PPP Loan
- Launched the Safe Space product to over 200+ unique customers
  - Some with 40 to 60 units across multiple facilities.
  - Established distribution relationships for our Safe Space Solutions

2020 HIGHLIGHTS

- September 2020:
  - Completed installation @ SoFi stadium, where our unique CMS and interface centrally control over 550 menu boards
  - Exited a lease in Atlanta; rented temporary short-term space and continue to evaluate a return to work (reduction of 25K monthly)

- 3Q/4Q 2020:
  - Generated approximately $5 million per quarter in revenue with positive EBITDA in each period.
  - Expansion of our automotive software into the Middle East
    - Additional License for 8 countries
  - Relocated Windsor Canada office (better facilities, reduced cost)
  - Exited our Dallas, TX lease

Additional Events

- Q1 2021
  - Forgiveness of PPP Loan
  - Registered Direct Offering – $2 million to fund growth throughout 2021
- Refinanced our debt –
  - Converted $0.2 million into common stock
  - Extended maturity on all debt to March 2023
  - Increased availability under line of credit by $1.0 million
- Elimination of three times liquidation preference on the special loan

THE CURRENT OPPORTUNITY

- Market Transformation
  - Enhanced focus by customers on transitioning to digital signage
  - C-Store, Retail, Drugstore, Grocery
- Cost Efficient Business Offerings
  - More choices in CMS solutions
    - Clarity, Brightsign, and Magic Info (Samsung product)
    - Digital Signage as a Service – DSaaS
      - Provides the lowest cost entry to the market
- Blue Chip Customers
  - Approaching 300 customers currently on our SaaS services
  - Includes Signage and Safe Space products

Mercedes-Benz | Levy Restaurants | Shell | Cedar Fair | FCA Fiat Chrysler Automobiles | Freddy's Frozen Custard & Steakburgers

Financial Overview

CreativeRealities

STATEMENT OF OPERATIONS TREND

		Quarters ended			
Category	**FY 2020**	**4Q20**	**3Q20**	**2Q20**	**1Q20**
Net sales	17,457	4,990	5,107	3,656	3,704
Gross profit	8,121	2,253	2,444	1,817	1,607
Gross margin %	46.5%	45.2%	47.9%	49.7%	43.4%
S&M, R&D, G&A	12,052	2,886	2,489	3,081	3,596
Depreciation & Amortization	1,474	351	377	380	366
Nonrecurring charges	10,677	31	-	-	10,646
Operating / (loss) from operations	(16,069)	(1,002)	(422)	(1,644)	(13,001)
EBITDA	(13,889)	249	304	(1,716)	(12,726)

2020 Highlights:

- Revenue Improvements in Q4 and Q3 over the 1st two quarters
- Return to positive EBTIDA in 3Q and 4Q 2020
- 26% deduction in quarterly OPEX during Q4 vs. Q1

BALANCE SHEET

2020 Highlights:

- Net working capital improved $1.9MM
- Reclassification of $2.0MM debt
- Consistent deposit & deferred revenue volume
- Reduction in total liabilities when accounting for PPP forgiveness

Assets	**12/31/2020**	**12/31/2019**
Cash	1,826	2,534
Accounts receivable, net	2,343	4,749
Inventories, net	2,351	379
Other current assets	507	320
Current assets	**7,027**	**7,982**
Goodwill & intangible assets	11,315	22,578
Other noncurrent assets	2,276	3,416
Total assets	**27,645**	**41,958**
Liabilities		
AP & accrued expenses	3,803	4,601
Deferred revenue	764	772
Customer deposits	770	755
Current debt, net	1,637	3,637
Other current liabilities	359	667
Current liabilities	**7,333**	**10,432**
PPP Loan	1,552	-
Noncurrent debt, net	6,706	3,757
Other noncurrent liabilities	692	1,280
Total liabilities	**16,283**	**15,469**
Equity	4,335	18,507
Total Liabilities & Equity	**20,618**	**33,976**

2021 Update

CreativeRealities

A YEAR OF EXPECTED SIGNIFICANT GROWTH

- Anticipate revenue will rapidly increase as we enter the Q3 2021
  - On track to add 4,000 Media Players in Q1
  - Expect to add an additional 4,000 in Q2
  - Safe Space Solution continues to sell as customers embrace a new standard of care for their employees
- Important pending contract
  - On Hold for 13+ months
  - Once launched, expected to add $6MM+ revenue quarterly for 4 to 6 quarters
- Sales funnel starting to refill
  - Many customers are coming back online – discussing refurbish and updates
  - Re-engaging with projects that were on hold or interrupted
  - New customer acquisition engagement and RFP activity is increasing

Truly excited to return to a growth phase!

Global OOH Revenue Growth


2018A – 2024E: 8.9% CAGR
2018A
2019A
2020E
2021E
2022E
2023E
2024E

Source: PWC Global Entertainment and Media Outlook.
PJ Solomon: March 2021

CURRENT REVENUE FORECAST

- Expect 1st 2 QTR's – steady & stable
- 3 & 4th QTR likely to grow significantly.
  - Recently announced C-Store customer will be fully converted by end of Q2
  - Assumes execution of pending contract in Q2.
    - Once launched, expected to add $6MM+ revenue quarterly for 4 to 6 quarters
    - Expect deployment to begin in June/July timeframe
  - Assumes COVID-19 recovery continues at current pace

THANKS!

Any questions?

Email us at: ir@cri.com

APPENDIX

CreativeRealities

RECONCILATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

$ in Thousands

This table presents a reconciliation of EBITDA and Adjusted EBITDA from net loss, CRI's most directly comparable financial measure calculated and presented in accordance with GAAP

		Quarters Ended			
Quarters ended	**Year Ended 2020**	**December 31, 2020**	**September 30, 2020**	**June 30 2020**	**March 31, 2020**
GAAP net loss	$ (16,844)	$ (617)	$ (585)	$ (2,459)	$ (13,183)
Interest expense:					
Amortization of debt discount	339	85	85	84	85
Other interest, net	683	186	179	176	142
Depreciation/amortization:					
Amortization of intangible assets	617	139	161	158	159
Amortization of finance lease assets	20	3	5	5	7
Amortization of share-based awards	617	250	248	100	19
Depreciation of property, equipment & software	837	209	212	216	200
Income tax expense/(benefit)	(158)	(6)	(1)	4	(155)
EBITDA	$ (13,889)	249	$ 304	$ (1,716)	$ (12,726)
Adjustments					
Change in fair value of Special Loan	93	(609)	-	551	151
Gain on settlement of obligations	(209)	(54)	(114)	(1)	(40)
Loss on disposal of assets	13	-	13	-	-
Loss on lease termination	18	18	-	-	-
Loss on goodwill impairment	10,646	-	-	-	10,646
Stock-based compensation – Director grants	102	27	25	19	31
Adjusted EBITDA	$ (3,226)	(369)	$ 228	$ (1,147)	$ (1,938)

CreativeRealities

RECONCILATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA $ in Thousands

This table presents a reconciliation of EBITDA and Adjusted EBITDA from net loss, CRI's most directly comparable financial measure calculated and presented in accordance with GAAP

	Year Ended 2019	Quarters ended December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
GAAP net income/(loss)	$ 1,038	$ 563	$ 242	$ 417	$ (184)
Interest expense:					
Amortization of debt discount	524	105	105	158	156
Other interest, net	306	109	94	55	48
Depreciation/amortization	1,250	378	278	308	286
Income tax expense/(benefit)	93	128	51	(107)	21
EBITDA	$ 3,211	$ 1,283	$ 770	$ 831	$ 327
Adjustments					
Change in warrant liability	(21)	-	-	(22)	1
Gain on settlement of obligations	(2,051)	(1,632)	(406)	(6)	(7)
Gain on earnout liability	(250)	(250)	-	-	-
Stock-based compensation	447	52	62	291	42
Adjusted EBITDA	$ 1,336	$ (547)	$ 426	$ 1,094	$ 363